FORM 8-A

Securities and Exchange Commission
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

PDC 2003-B Limited Partnership

___________________________________________________
(Exact name of registrant as specified in its charter)

_West Virginia__________________________ 55-0825013

(State of incorporation or organization) (I.R.S. Employer Identification No.)

103 E. Main Street, Bridgeport, WV 26330

____________________________________
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Not Applicable

Title of each class      Name of each exchange on which
To be so registered      each class is to be registered

Securities Act registration statement file number to which this form relates: _333-47622-10_________(if applicable)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange

Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange

Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities to be registered pursuant to Section 12(g) of the Act:

     General Partnership Interest

(Title of class)

(Title of class)

Information required in registration statement

Item 1.  Description of Registrant's Securities to be Registered.

 We expressly incorporate by reference the description of the subject securities set forth in "Summary of Partnership Agreement" and in "Appendix A - Form of Limited Partnership Agreement" as set forth in the Program's 424B3 Final Prospectus dated May 22, 2003

http://www.sec.gov/Archives/edgar/data/1125604/000112560403000012/0001125604-03-000012-index.htm

Item 2. Exhibits.

Not Applicable.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

  PDC 2003 Drilling Program - PDC 2003-B Limited Partnership

(Registrant)_____PDC 2003-B Limited Partnership__________________________

Date_____March 1, 2004________________________________________________

By ___Darwin L. Stump

 /s/ Darwin L. Stump

 Chief Financial Officer and Treasurer

 of Petroleum Development Corporation, the Managing General Partner